Exhibit 10.3

GRACO INC.
NONEMPLOYEE DIRECTOR
STOCK AND DEFERRED STOCK PROGRAM
(2019 Restatement)

1.    Purpose and Background of the Stock and Deferred Stock Program. The purpose of the Graco Inc. Nonemployee Director Stock and Deferred Stock Program (“Program”) is to provide an opportunity for nonemployee members of the Board of Directors (“Board”) of Graco Inc. (“Graco” or “Company”) to increase their ownership of Graco Common Stock (“Common Stock”) and thereby align their interest in the long-term success of the Company with that of the other shareholders. Each nonemployee director may elect to receive all or a portion of his or her compensation (“Compensation”) (which in the past has included annual cash retainers (“Retainer”) and fees payable for attendance at Board or Committee meetings (“Meeting Fees”)) in the form of shares of Common Stock or defer the receipt of such shares until a later date pursuant to an election made under the Program.

The Board has amended and restated the plan document for this Program effective as of May 1, 2019.

2.    Eligibility. Members of the Board who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in the Program (“Eligible Directors”).

3.    Administration. The Program will be administered by the Secretary of the Company (the “Administrator”). Because the issuance or crediting of shares of Common Stock pursuant to the Program is based on elections made by Eligible Directors, the Administrator’s duties under the Program are those of interpretation and administrative oversight. The Administrator shall make determinations and interpretations as necessary or appropriate and they will be conclusive and binding for all purposes and on all persons. If an Eligible Director disagrees with an interpretation or wishes to make any claim with respect to the Program, the Eligible Director shall submit a written claim to the Administrator and the Administrator will refer the claim to the Governance Committee of the Board. The Governance Committee of the Board shall review the written claim and make a determination on the written claim within ninety (90) days of the date the Governance Committee receives the written claim. If the Eligible Director who submits the claim is a member of the Governance Committee, he or she will not have any authority with respect to the claim and will not be considered for purposes of establishing a quorum or a majority of votes in reviewing or making a determination with respect to the claim. An Eligible Director must exhaust this internal review under the Program prior to commencing any legal action with respect to the Program. A court shall grant deference to the decisions may by the Governance Committee under this internal, conclusive and binding review process. The Administrator and the members of the Governance Committee of the Board will not be liable for any action or determination made in good faith with respect to the Program.

4.    Election to Receive Stock and Stock Issuance.

4.1.    Compensation Elections.

4.1.1.    Annual Compensation Election (Election to Currently Receive or Defer Stock Instead of Receiving Cash). Prior to the start of each calendar year, each Eligible Director may irrevocably elect (“Stock Election”) the portion of Compensation: (i) to receive as cash; (ii) to be issued as shares of Common Stock in lieu of Compensation; or (iii) to have credited to an account (“Deferred Stock Account”) as deferred shares of Common Stock in lieu of Compensation. The portion of Compensation to be issued as shares of Common Stock or to be credited to a Deferred

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Stock Account shall equal to 25%, 50%, 75% or 100% of the Compensation payable to that Eligible Director (the total not to exceed 100%) for services rendered as a director (based on Fair Market Value, as defined in Section 4.3). An Eligible Director who elects to receive shares of Common Stock or to have shares credited under a Deferred Stock Account shall be referred to as a “Participating Director.”

4.1.2.    Initial Compensation Election (Upon Becoming an Eligible Director). Notwithstanding any other provision of this Section 4.1, if an individual first becomes an Eligible Director during a taxable year the Eligible Director may make a Stock Election by delivering an election form to the Secretary of the Company within thirty (30) calendar days of the date that the individual first becomes an Eligible Director, provided that the individual has not previously been eligible to participate in any deferred compensation plan required to be aggregated with this Program pursuant to regulations issued under section 409A of the Internal Revenue Code, its accompanying regulations and guidance governing deferred compensation (collectively, “Section 409A”). The Stock Election will be applicable only to services performed after the election form is received by the Secretary.

4.1.3.    Payment Elections. In addition to the Stock Elections under this Section 4.1, a Participating Director shall have a payment election as provided under Section 5.1.

4.1.4.    Default Payment Form. If a director does not make a timely or effective election, the director’s Compensation will be paid in cash.

4.2.    Issuance of Stock/Application of Credit in Lieu of Cash. If the Stock Election is for the issuance of shares of Common Stock, shares of Common Stock having a Fair Market Value equal to the amount of Compensation so elected shall be issued to each Participating Director when each quarterly installment of Compensation is customarily paid. The Company shall not issue fractional shares, but in lieu thereof shall pay cash of equivalent value using the same Fair Market Value used to determine the number of shares to be issued on the relevant issue date. If the Stock Election is for a credit to a Deferred Stock Account, the number of shares of Common Stock (rounded to the nearest one-hundredth (1/100th) of a share) having a Fair Market Value equal to the amount of Compensation so elected shall be credited to the Participating Director’s Deferred Stock Account when each quarterly installment of Compensation is customarily paid. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of Compensation in shares of Common Stock, either issued or credited, the Participating Director shall receive the balance of the quarterly installment in cash.

4.3.    Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one (1) share of the Company’s Common Stock on the New York Stock Exchange-Composite Transactions on the last business day of the calendar quarter for which such shares are issued or credited.

4.4.    Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any calendar quarter, the Participating Director will be paid the quarterly installment of Compensation entirely in cash, notwithstanding any elections (Stock Election or otherwise) or Program provision to the contrary.

4.5.    Dividend Credit. Each time a dividend is paid on the Common Stock, each Participating Director who has a Deferred Stock Account shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth (1/100th)of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend

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payable on the number of shares of Common Stock credited to the Participating Director’s Deferred Stock Account on the dividend record date.

5.    Payment of Deferred Stock Account. Subject to Section 409A, the following rules apply.

5.1.    Payment Election.

5.1.1.    Payment Elections - Before 2020. For Compensation earned prior to 2020, at the time of making the Stock Election in which the Participating Director elects to have a Deferred Stock Account credited in accordance with the provisions of Section 4.1, the Participating Director will make a payment election as to the time and form of payment (selecting among the forms in Section 5.2.1) for the amounts to be credited to his or her Deferred Stock Account for the year. A new payment election under this Section 5.1.1 shall not become effective until the commencement of the first full taxable year after the date of receipt of such new payment election by the Company.

5.1.2.    Payment Elections - 2020 and Subsequent Years. For Compensation earned in 2020 and subsequent years, a Participating Director who is a director in December of 2019 shall, prior to 2020, make a one-time payment election as to the time and form of payment (selecting among the forms described in Section 5.2.2) for all amounts credited to his or her Deferred Stock Account on and after 2020. If an individual becomes an Eligible Director after 2020, within thirty (30) calendar days of the date that the individual first becomes an Eligible Director, the individual shall make this one-time payment election (no amounts may be credited to a Deferred Stock Account prior to the date the one-time election is received by the Secretary).

5.2.    Payment Options for Deferred Stock Accounts.

5.2.1.    Payment Options - Contributions Before 2020. For Compensation earned before 2020, a Participating Director may elect the form of payment from his or her Deferred Stock Account in a lump sum or installments. Payments, whether in a lump sum or installments, shall be made in shares of Common Stock plus cash in lieu of any fractional share.

(i)
For a lump sum payment, the Company shall pay the Participating Director a single lump sum payment on the January 10 following the Participating Director’s Separation from Service (or the first business day following January 10) of the year following the year of the Participating Director’s Separation from Service.

(ii)
For installment payments, the Company shall pay the Participating Director the first installment payment on the January 10 following the Participating Director’s Separation from Service (or the first business day following January 10) of the year following the year of the Participating Director’s Separation from Service. Subsequent payments will be made on each subsequent January 10 (or the first business day following January 10). The amount of each installment payment will be computed by multiplying the number of shares credited to the Deferred Stock Account as of the payment date for each year by a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected (not to exceed fifteen (15)) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares. The final installment payment shall be for the whole number of shares remaining credited to the Deferred Stock Account, plus cash in lieu of any fractional share.

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Notwithstanding the foregoing, if a Participating Director has elected a different payment date as part of an election under Section 5.1.1, the first payment (lump sum or first installment payment) will be made on that date (and shall be paid no later than the latest of: (a) the end of the calendar year of this payment date; or (b) the end of the short-term deferral period with respect to the payment).

5.2.2.    Payment Options - Contributions On and After 2020. For Compensation earned in 2020 and subsequent years, a Participating Director shall make a one-time election under Section 5.1.2 for amounts credited to his or her Deferred Stock Account on and after 2020 as to the form of payment from his or her Deferred Stock Account in a lump sum or installments. Payments, whether in a lump sum or installments, shall be made in shares of Common Stock plus cash in lieu of any fractional share.

(i)
For a lump sum payment, the Company shall pay the Participating Director a single lump sum payment on the January 10 following the Participating Director’s Separation from Service (or the first business day following January 10) of the year following the year of the Participating Director’s Separation from Service.

(ii)
For installment payments, the Company shall pay the Participating Director the first installment payment on the January 10 following the Participating Director’s Separation from Service (or the first business day following January 10) of the year following the year of the Participating Director’s Separation from Service. Subsequent payments will be made on each subsequent January 10 (or the first business day following January 10). The amount of each installment payment will be computed by multiplying the number of shares credited to the Deferred Stock Account as of the payment date for each year by a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments elected (not to exceed fifteen (15)) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares. The final installment payment shall be for the whole number of shares remaining credited to the Deferred Stock Account, plus cash in lieu of any fractional share.

If a Participating Director fails to make this one-time election, the Participating Director is deemed to have elected to receive a single lump sum payment on the January 10 following the Participating Director’s Separation from Service (or the first business day following January 10) of the year following the year of the Participating Director’s Separation from Service.

5.3.    Payment Upon Death. If a Participating Director dies before the Participating Director’s Deferred Stock Account has been fully paid, the unpaid amount in the Participating Director’s Deferred Stock Account shall be paid to the Participating Director’s Beneficiary on the first business day that is two (2) months after the Participating Director’s date of death.

5.4.    Payment In General. All payments shall be paid no later than the latest of the end of: (a) the calendar year of this payment date; or (b) the short-term deferral period with respect to the payment.

5.5.    Compliance with Section 409A. Section 409A governs deferred compensation, including amounts credited under the Deferred Stock Accounts. To the extent this Program (as it relates to the Deferred Stock Accounts) is subject to Section 409A, this Program shall be interpreted in a manner that complies with Section 409A. For example, the term “Separation from Service” shall be interpreted to

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mean a separation from service under Section 409A. In addition, each payment (including each installment payment) shall be treated as a separate payment for purposes of Section 409A, as allowed under 26 C.F.R. § 1.409A-2(b)(2)(iii).

6.    Beneficiary.

6.1.    Beneficiary Designation. A Participating Director may designate a Beneficiary who, upon his or her death, shall receive any unpaid amount from the Participating Director’s Deferred Stock Account. A “Beneficiary” shall include one or more natural individuals who are alive after the Participating Director dies and a trust designated by the Participating Director. All Beneficiary designations shall be in writing and shall be effective only if and when delivered to the Company during the lifetime of the Participating Director. Unless otherwise indicated by the Participating Director, no amounts shall be paid to a Beneficiary who dies before the Participating Director.

If a Participating Director: (i) fails to designate a Beneficiary, (ii) designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or (iii) designates one (1) or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participating Director, such Participating Director’s Deferred Stock Account shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participating Director and (except in the case of the Participating Director’s surviving issue) in equal shares if there is more than one (1) member in such class surviving the Participating Director:
Participating Director’s surviving spouse
Participating Director’s surviving issue per stirpes and not per capita
Participating Director’s surviving parents
Participating Director’s surviving brothers and sisters
Representative of the Participating Director’s estate.

Unless a Participating Director has otherwise specified in his or her Beneficiary designation, the following rules shall apply:

(a)
If there is insufficient evidence that a Beneficiary was living at the time of the death of the Participating Director, the Beneficiary shall be deemed to be not living at the time of the Participating Director’s death (i.e., to have died prior to the Participating Director).

(b)
The Beneficiary designated by the Participating Director and any automatic Beneficiaries (if a Beneficiary has not been designated) shall become fixed at the time of the Participating Director’s death so that, if a Beneficiary survives the Participating Director but dies before the receipt of payment due such Beneficiary hereunder, such payment shall be made to the representatives of such Beneficiary’s estate.

(c)
If the Participating Director designates as a Beneficiary the person who is the Participating Director’s spouse on the date of the designation, either by name or relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participating Director and such person shall automatically revoke such designation. The foregoing shall not prevent the Participating Director from designating a former spouse as a Beneficiary on a form signed by the Participating Director and received by the Secretary of the Company after the date of the legal termination of the marriage between the Participating Director and such former spouse, provided it is received during the Participating Director’s lifetime. Notwithstanding the foregoing, if the Participating Director has elected to have the

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Common Stock registered in the name of the Participating Director and another person, and the Participating Director has commenced receiving payment under the Program, the joint owner of the Common Stock may not be changed.

(d)
Except as provided under (c), any designation of a Beneficiary by name accompanied by a description of the relationship of the Beneficiary to the Participating Director shall be given effect without regard to whether the relationship to the Participating Director exists either then or at the time of the Participating Director’s death.

(e)
Any designation of a Beneficiary only by statement of the Beneficiary’s relationship to the Participating Director shall be effective only to designate the person or persons standing in that relationship to the Participating Director at the time of the Participating Director’s death.

(f)
The Administrator, within 30 days of the receipt of a Beneficiary designation, may reject any Beneficiary designation if the Administrator determines the Beneficiary designation is not clear, too complex, or onerously difficult to administer. If the Administrator rejects a Beneficiary designation, then the Program’s default Beneficiary designation rules shall apply (and not any prior Beneficiary designation submitted by the Participating Director).

(g)
Notwithstanding any other provision of this Program or any election or designation made under the Program, any individual who feloniously and intentionally kills a Participating Director or Beneficiary shall be deemed for all purposes of the Program and all elections and designations made under the Program to have died before such Participating Director or Beneficiary. Prior to a judgment or conviction, the Administrator, in its sole discretion, shall determine whether a killing was felonious and intentional. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this determination

6.2.    Change of Beneficiary. A Participating Director may from time to time during his or her lifetime change his or her Beneficiary by delivering a new written Beneficiary designation to the Company.

7.    Limitation on Rights of Eligible and Participating Directors.

7.1.    Service as a Director. Nothing in the Program will interfere with or limit in any way the right of the Company’s Board or its shareholders to remove an Eligible or Participating Director from the Board. Neither the Program nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

7.2.    Nonexclusivity of the Program. Nothing contained in the Program is intended to affect, modify or rescind any of the Company’s existing compensation programs, plans, or arrangements or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

8.    Program Amendment, Modification and Termination. The Board may suspend or terminate the Program at any time. The Board may amend the Program from time to time in such respects as the Board may deem advisable in order that the Program will conform to any change in applicable laws or

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regulations or in any other respect that the Board may deem to be in the Company’s best interests.

9.    Participating Directors are General Creditors of the Company. The Participating Directors and Beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to the Program and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any Beneficiary thereof shall have a legal, beneficial or security interest therein.

10.    Miscellaneous.

10.1.    Securities Law and Other Restrictions. Notwithstanding any other provision of the Program or any Stock Election delivered pursuant to the Program, the Company will not be required to issue any shares of Common Stock under the Program and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Program, unless:

(a)
there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and

(b)
there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

10.2.    Adjustment to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment shall be made in the number and/or kind of securities available for issuance under the Program to prevent the dilution or the enlargement of the rights of the Eligible and Participating Directors.

11.    Governing Law and Venue. The validity, construction, interpretation, administration and effect of the Program and any rules, regulations and actions relating to the Program will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, to the extent that federal laws and regulations do not apply. Any legal action brought with respect to this Program shall be brought in federal court located in Minneapolis, Minnesota.

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